Exhibit 10.1

MODIFICATION AND AMENDMENT AGREEMENT

THIS MODIFICATION AND AMENDMENT AGREEMENT (“Agreement”) is made effective this 1st day of September, 2010 (the “Execution Date”), by and among NXT Nutritionals Holdings, Inc., a Delaware corporation (the “Company”), and each of the investors set forth on the signature page hereto (individually, an “Investor” and collectively, the "Investors").  Parties to this Agreement are individually referred to as the “Party,” and collectively referred to as the “Parties.” Capitalized terms used herein but not otherwise defined shall the meanings ascribed to them in the Transaction Documents (defined below).

RECITALS

WHEREAS, the Company is a public company currently traded on the Over the Counter Bulletin Board.

WHEREAS, the Company and the Investors entered into a securities purchase agreement on February 17, 2010 or February 26, 2010, as the case may be (the “Securities Purchase Agreement”), pursuant to which the Company raised total proceeds of $5,667,743 through the sale of (i) 0% Original Issue Discount Senior Secured Convertible Notes (the “Notes”) convertible into shares of Common Stock at a Conversion Price of $1.00 per share and (ii) a number of five-year warrants (the “Warrants”) exercisable into a number of shares of Common Stock equal to 100% of the number of common shares underlying the Notes at an Exercise Price of $1.25 per share to certain accredited investors (the “Purchasers”). The Securities Purchase Agreement, the Notes and the Warrants are hereinafter collectively referred to as the Transaction Agreements.

WHEREAS, pursuant to Section 5.5 of the Securities Purchase Agreement, Section 9(e) of the Note and Section 5(l) of the Warrant, provisions of the Transaction Documents may be modified and amended by the Company and the Purchasers holding at least 67% in the Securities outstanding.

WHEREAS, the Parties desire to amend the Transaction Documents to modify the rights and obligations of the Company and the Purchasers set forth thereunder.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties identified below hereby agree as follows:

1.           The Notes are hereby amended and modified as follows:

(a) The Parties wish to postpone the commencement of the Monthly Redemption Date by three calendar months and extend the Maturity Date to August 1, 2011. Accordingly,

(i) the definition of the Monthly Redemption Date is hereby cancelled and restated as follows:
a.	“Monthly Redemption Date” means the 1st of each month, commencing immediately upon December 1, 2010, and terminating upon the full redemption of this Note.

(ii) the second paragraph of the Note is hereby cancelled and restated as follows:
a.
“FOR VALUE RECEIVED, the Company promises to pay to ________________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______________ on August 1, 2011 (the “Maturity Date”), or such earlier date as this Note is required or permitted to be repaid as provided hereunder.  This Note is subject to the following additional provisions:”

(b) The Parties wish to modify the limitations set forth in Section 6(b) on the Company’s option to redeem the Monthly Redemption Amount in Conversion Shares. Accordingly, Section 6(b) is hereby cancelled and restated as follows:

(i)  Monthly Redemption.  On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount (the “Monthly Redemption”). The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash; provided, however, as to any Monthly Redemption and upon twenty (20) Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares based on a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 85% of the average of the VWAPs for the 20 consecutive Trading Days ending on the Trading Day immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period) (the “Monthly Redemption Price” and such 20 Trading Day period, the “Monthly Redemption Period”); provided, however, that if such Monthly Redemption Price is less than $0.40, subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock, the Company shall obtain the Holder’s prior written consent to pay the Monthly Redemption Amount in Conversion Shares; provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder, and (z) as to such Monthly Redemption, prior to such Monthly Redemption Date (but not more than 5 Trading Days prior to the commencement of the Monthly Redemption Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of Conversion Shares to be applied against such Monthly Redemption Amount equal to the quotient of (x) the applicable Monthly Redemption Amount divided by (y) the lesser of (A) the Conversion Price and (B) 85% of the average of the VWAPs for the 20 consecutive Trading Days ending on the 3rd Trading Day immediately prior to the applicable date of the Monthly Redemption Notice (the “Pre-Redemption Conversion Shares”).  The Holder may convert, pursuant to Section 4(a), any Principal Amount of this Note subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount plus liquidated damages and any other amounts then owing to the Holder are due and paid in full.  Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any Principal Amount of this Note converted during the applicable Monthly Redemption Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the Principal Amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Amount payable in Conversion Shares.  Any Principal Amount of this Note converted during the applicable Monthly Redemption Period in excess of the Monthly Redemption Amount shall be applied against the last Principal Amount of this Note scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied against such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions, shall be first applied against such conversion.  Failure of the Company to issue the Conversion Shares on each Monthly Redemption Date shall otherwise be subject to the provisions of Section 4, including but not limited to Buy-In and partial liquidated damages.  The Company covenants and agrees that it will honor all Notices of Conversion tendered up until such amounts are paid in full.  The Company’s determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.  At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election.

(c)   The Parties wish to reduce the Conversion Price from $1.00 to $0.40. Accordingly, Section 4 (b) is hereby cancelled and restated as follows:

(i)	“b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.40, subject to adjustment herein (the “Conversion Price”).”

2.           The Warrants are hereby amended and modified as follows:

(a) The parties wish to reduce the Exercise Price from $1.25 per share to $0.40 per share. Accordingly, Section 2(b) of the Warrants is hereby cancelled and restated as follows:
(i)	“b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.40, subject to adjustment hereunder (the “Exercise Price”).”

3.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Agreement shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred

4.           The Company represents and warrants to the Investors that it has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.           The Investor acknowledges that the exercise price of the warrants issuable to Garden State Securities, Inc. at the Closing as partial compensation for its services rendered as the placement agent of the Company shall be reduced to $0.50 per share upon the Effectiveness (defined below).

6.           The Company shall file with the Commission, a Form 8-K describing the material terms of the modifications contemplated hereby within one (1) Business Day following the Effectiveness, as defined below.

7.           When the terms and provisions contained in the Transaction Documents in any way conflict with the terms and provisions contained in this Agreement, the terms and provisions herein contained shall prevail.

8.           Except as amended and modified by this Agreement, all of the terms, representations, warranties, covenants, indemnifications, agreements and all other provisions of the Transaction Documents shall continue to remain in full force and effect.

9.           Capitalized terms and phrases used in this Agreement without definition shall have the respective meanings set forth in the Securities Purchase Agreement, unless otherwise specified.

10.         This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

11.         The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

12.         If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

13.         Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.         No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% in interest of the Securities then outstanding.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

15.         This Agreement will become effective at the time that it is joined into by the Company and the Purchasers of at least 67% of the aggregate number of Securities issued and issuable under the Securities Purchase Agreement (the “Effectiveness”), and the amendments and modifications made hereunder shall be binding on all Purchasers as applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused its respective signature page to this Modification and Amendment Agreement to be duly executed as of the date first written above.

COMPANY:
NXT NUTRITIONALS HOLDINGS, INC. By: Michael McCarthy Name: Michael McCarthy Title: Chief Executive Officer

[Investor Signature Page Follows]

IN WITNESS WHEREOF, each of the Investors has caused its respective signature page to this Modification and Amendment Agreement to be duly executed as of the date first written above.

INVESTOR
_______________________________
Print Name of Investor By: ____________________________ Name: Title: Number of Securities Held: Percentage of Securities Outstanding:

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